Exhibit 16.1

September 17, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	GREYS CORPORATION
File No. 000-55228

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated September 17, 2015 of GREYS CORPORATION (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP.